                                                                  EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

      We consent to the incorporation by reference in this Registration Statement on Form S-8 of Fidelity Financial of Ohio, Inc. of our report, dated February 10, 1999, incorporated by reference in the December 31, 1998 Annual Report on Form 10-K of Fidelity Financial of Ohio, Inc.


/s/ Grant Thornton LLP

Cincinnati, Ohio
April 14, 1999


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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

      We consent to the incorporation by reference in this Registration Statement on Form S-8 of Fidelity Financial of Ohio, Inc. of our report, dated August 31, 1998, relating to the consolidated financial statements of Glenway Financial Corporation for the year ended June 30, 1998, which report appears in the June 30, 1998 Annual Report on Form 10-KSB of Glenway Financial Corporation incorporated by reference in the Current Report on Form 8-K of Fidelity Financial of Ohio, Inc. filed on March 23, 1999.


/s/ Grant Thornton LLP

Cincinnati, Ohio
April 14, 1999